Exhibit C
Joint Filing Statement
I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the beneficial ownership by the undersigned of the equity securities of Pacira Pharmaceuticals, Inc. is filed on behalf of each of the undersigned.
Date: February 17, 2011

MPM BioVentures IV GP LLC
By:	MPM BioVentures IV LLC,
its Managing Member

By:	/s/ Vaughn M. Kailian
Name:	Vaughn M. Kailian
Title:	Member

MPM BioVentures IV LLC
By:	/s/ Vaughn M. Kailian
Name:	Vaughn M. Kailian
Title:	Member

MPM BioVentures IV-QP, L.P.
By:	MPM BioVentures IV GP LLC, its General Partner
By:	MPM BioVentures IV LLC, its Managing Member

By:	/s/ Vaughn M. Kailian
Name:	Vaughn M. Kailian
Title:	Member

MPM BioVentures IV GmbH & Co. Beteiligungs KG

By:	MPM BioVentures IV GP LLC, in its capacity as the Managing Limited Partner
By:	MPM BioVentures IV LLC, its Managing Member

By:	/s/ Vaughn M. Kailian
Name:	Vaughn M. Kailian
Title:	Member

MPM Asset Management Investors BV4 LLC
By:	MPM BioVentures IV LLC
Its: Manager

By:	/s/ Vaughn M. Kailian
Name:	Vaughn M. Kailian
Title:	Member

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke

By:	/s/ Luke Evnin
Name:	Luke Evnin

By:	/s/ Steven St. Peter
Name:	Steven St. Peter

By:	/s/ William Greene
Name:	William Greene

By:	/s/ James Paul Scopa
Name:	James Paul Scopa

By:	/s/ Ashley Dombkowski
Name:	Ashley Dombkowski

By:	/s/ Vaughn M. Kailian
Name:	Vaughn M. Kailian

By:	/s/ John Vander Vort
Name:	John Vander Vort